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                            ADVANCED UROSCIENCE, INC.
                             STOCK OPTION AGREEMENT


     PARTIES:
                         ---------------
                         ---------------
                         ---------------                    ("Optionee")


                         Advanced UroScience, Inc.
                         1290 Hammond Road
                         St. Paul, MN 55110                 ("Corporation")


     EFFECTIVE DATE:
                         ----------------------

                                    AGREEMENT


SECTION 1.  OPTION GRANT.

     Subject to the additional terms and conditions herein and in order to provide ongoing performance incentives to certain key employees, directors and executives, the Corporation grants to Optionee the option to purchase up to ______ shares of common stock of the Corporation at an exercise price of $____ per share. This option may be exercised in whole or in part at any time and from time to time through ____________, subject to earlier expiration in the event Optionee: (a) dies; (b) voluntarily terminates his employment or directorship; or (c) is discharged by the Corporation following Optionee's conviction of any felony, or any gross misdemeanor which relates to the Corporation's business, and/or following Optionee's refusal to perform his employment duties, which refusal shall remain uncured for at least 30 days following written notice by the Corporation. Upon Optionee's death, this option will expire within 180 days of Optionee's death, but in no event later than ___________. Upon Optionee's voluntary termination of employment, or his discharge by the Corporation for any of the reasons identified above, this option will expire 30 days from the effective date of such termination or discharge.

     All rights under this option are personal to Optionee, and may not be sold, assigned, pledged, hypothecated or otherwise transferred in any manner, and shall not be subject to any voluntary or involuntary sale under execution, attachment or any similar process. This option and all rights and privileges conferred hereby will immediately become null and void upon any such transfer by Optionee or under applicable law.

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SECTION 2.  MANNER OF EXERCISE.

     This option may be exercised prior to expiration by delivery of a written exercise notice signed by Optionee (or upon Optionee's death, by his legal representative), together with full payment for all shares to be exercised. At its option, the Corporation may require Optionee to deliver an acceptable opinion of counsel that the shares to be issued upon exercise of the option need not be registered under the Securities Act of 1933 or any other applicable securities laws. Optionee shall also make arrangements satisfactory to the corporation to satisfy all applicable withholding requirements that may arise in connection with exercise of this option and/or the disposition of any shares issuable upon such exercise.

SECTION 3.  TRANSFER RESTRICTIONS.

     The Corporation reserves the right, in its sole discretion and judgment, to impose restrictions upon the sale, pledge or other transfer of shares issuable upon exercise of this option if, in its judgment, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Securities Act of 1933, the securities laws of any state, or any other law.
Each share certificate issued upon exercise of this option shall bear an appropriate restrictive legend, unless the Corporation, in its sole judgment, feels that such legend is not required.

SECTION 4.  INVESTMENT INTENT.

     Except as may be permitted in the event Optionee's shares are registered, Optionee represents and agrees that the shares to be acquired upon exercise of this option will be acquired for investment only, and not with a view to the resale or other distribution thereof. In the event (a) that registration of the sale of shares to be issued upon exercise of this option is not required under the Securities Act of 1933, or (b) an exemption is available which requires an investment or other representation, the Optionee shall represent and agree at the time of exercise that the shares being acquired on exercise of this option for investment only, and not with a view to the resale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Corporation and its counsel.

SECTION 5.  LEGAL RIGHTS.

     Any determination by the Corporation and its counsel in connection with any of the matters set forth in this Stock Option Agreement shall be conclusive and binding upon the Optionee and all other parties. Neither the Optionee nor any legal representative thereof shall have any rights as a shareholder with respect to any shares subject to this option unless and until such shares have been issued as provided herein.

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     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by the undersigned duly authorized officer, and the Optionee has personally executed this Agreement, all dated and to be effective as of the date hereof.


CORPORATION:                                      OPTIONEE:
ADVANCED UROSCIENCE, INC.



BY:
   -------------------------                      -------------------------
   Timothy P. Lawin
   Chairman of the Board